EXHIBIT 99.1

Shawn McLevige Appointed as President of Woodward’s Aerospace Segment

FORT COLLINS, Colo., Aug. 12, 2025 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ: WWD), a global leader in energy controls for aerospace and industrial markets, today announced key leadership changes aligned with the company’s continued focus on growth, innovation, and operational excellence. These changes will take effect on October 1, 2025.

Shawn McLevige has been appointed President of Woodward’s Aerospace Segment. In this role, Shawn will report directly to Chip Blankenship, Chairman and CEO, as a member of the company’s Executive Leadership Team.

Shawn first joined Woodward in 2008 as program manager. Since then, he has moved into key leadership roles, most recently serving as Vice President and General Manager of Engine and Turbine Fluid Systems for the Industrial segment. Prior to that, he was Vice President and General Manager of the Aerospace Fuel Systems & Controls business. His previous roles at the company also included Vice President of Research and Development and Director of Operations.

Before joining Woodward, Shawn spent seven years at Honeywell as a systems engineer in aerospace. He holds bachelor’s and master’s degrees in mechanical engineering from the University of Illinois and an MBA with a Systems Engineering Certification from Arizona State University.

Terry Voskuil, who has served as President of the Aerospace segment since October 2023, will transition to the new role of Chief Technology Officer for Aerospace. Terry brings highly distinguished experience to the CTO role, with a Woodward career that spans more than 36 years. He joined the company in 1989 as a production engineer, moving into various engineering, P&L, and business unit leadership roles before taking on his latest role as leader of the Aerospace segment. His work was instrumental to the success of Woodward’s LEAP and GTF programs, as well as expansion of the company’s aerospace services and automation strategies. Terry holds a bachelor’s degree in mechanical engineering from the University of Wisconsin–Platteville. As CTO, he will lead the Aerospace technology roadmap and continue to report to Chip as a member of Woodward’s Executive Leadership Team.

In addition to these changes, Alison Seward has been appointed Vice President and General Manager of Engine and Turbine Fluid Systems for the Industrial segment. Alison joined Woodward in 2024 as Vice President of Quality for the Industrial segment, where she has been responsible for leading strategic quality initiatives and global systems implementation, in addition to driving critical initiatives for automation and product management. Prior to joining Woodward, she spent 23 years at GE Appliances, a Haier company, where she most recently served as Executive Director of Manufacturing Quality. She has a bachelor’s degree in mechanical engineering from the University of Louisville. Alison will continue to report directly to Randy Hobbs, President of the Industrial segment.

“These leadership changes reflect the accomplishments of key talent within Woodward and our continued commitment to creating shareholder value as we serve ongoing robust customer demand across our markets,” said Chip Blankenship, Chairman and CEO of Woodward. “Shawn is well prepared to lead our Aerospace segment as Terry transitions to his new CTO role, and we enter our next phase of growth. Shawn is a talented leader with deep technical, commercial, and operations expertise in Aerospace and an impressive track record of success in transformative change, strategic planning, and execution across both our Aerospace and Industrial businesses. I’m looking forward to having him join the Executive Leadership Team.”

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Our purpose is to design and deliver energy control solutions our partners count on to power a clean future. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Notice Regarding Forward-Looking Statements

Statements in this release contain forward-looking statements that involve risks and uncertainties, including the anticipated leadership changes in our Aerospace and Industrial segments, the effectiveness of our leadership during the transition period, and statements regarding our business and expectations related to it. Actual results could differ materially from projections or any other forward-looking statements, and we have no obligation to update our forward-looking statements, except as required by law. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report on Form 10-K for the year ended September 30, 2024, and subsequently filed Quarterly Reports on Form 10-Q.

Media contact:
Jennifer Regina
Jennifer.regina@woodward.com
+1 970 559 8840

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/26ba4ff9-2cb7-4384-a585-a23cf386cd8e